UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 6, 2024

Superior Drilling Products, Inc.

(Exact name of registrant as specified in its charter)

Utah	001-36453	46-4341605
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1583 South 1700 East Vernal, Utah	84708
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (435) 789-0594

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock par value $0.001	SDPI	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On March 6, 2024, Superior Drilling Products, Inc., a Utah corporation (the “Company” or “we”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Drilling Tools International Corporation, a Delaware corporation (“Parent”), DTI Merger Sub I, Inc., a Delaware corporation and a direct, wholly owned subsidiary of Parent (“Merger Sub I”), and DTI Merger Sub II, LLC, a Delaware limited liability company and a direct, wholly owned subsidiary of Parent (“Merger Sub II” and together with Merger Sub I, “Merger Subs”). Capitalized terms used but not otherwise defined in this Current Report on Form 8-K have the meanings given to them in the Merger Agreement.

The Merger and the Merger Agreement were unanimously adopted by the Company Board based upon the recommendation of the special committee of disinterested directors of the Company Board that was established to evaluate potential strategic transactions, including those contemplated by the Merger Agreement (the “Company Special Committee”), and the Company Board has recommended that shareholders of the Company vote in favor of the approval of the Merger Agreement.

The Mergers

The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement, (a) Merger Sub I will merge with and into the Company (the “First Merger”), with the Company surviving as a wholly owned subsidiary of Parent, and (b) upon the effective time of the First Merger (the “First Effective Time”), the Company, as the surviving corporation of the First Merger, will merge with and into Merger Sub II (the “Second Merger” and together with the First Merger, the “Mergers”), with Merger Sub II surviving as a wholly owned subsidiary of Parent.

Subject to the terms and conditions set forth in the Merger Agreement, at the First Effective Time:

•

each of the Company’s shares of common stock, par value $0.001 per share (“Company Common Stock”), that are held in the Company’s treasury or held directly by a subsidiary of the Company, Parent or Acquisition Sub I immediately prior to the First Effective Time, shall be cancelled and shall cease to exist, and no consideration shall be paid or payable in respect thereof;

•

each share of Company Common Stock issued and outstanding immediately prior to the First Effective Time shall be converted into the right to receive, without interest, at the election of the holder thereof: (a) for each share of Company Common Stock with respect to which an election to receive cash has been made and not revoked or lost (each, a “Cash Election Share”), $1.00 in cash (the “Cash Election Consideration”); (b) for each share of Company Common Stock with respect to which an election to receive stock has been made and not revoked or lost (each, a “Stock Election Share”), 0.313 validly issued, fully paid and non-assessable shares of Common Stock, par value $0.0001 per share (“Parent Common Stock”), of Parent (the “Stock Election Consideration” and together with the Cash Election Consideration, the “Merger Consideration”); and (c) for each share of Company Common Stock with respect to which no election to receive the Cash Election Consideration or the Stock Election Consideration (each, a “No Election Share”), the Cash Election Consideration or the Stock Election Consideration, as provided in the proration mechanics described below; and

•

(a) if the product obtained by multiplying the aggregate number of Stock Election Shares and 0.313 (the “Stock Election Multiplier” and such product, the “Aggregate Stock Elections”) exceeds 4,845,240 (the “Maximum Share Amount”), (i) all Cash Election Shares and No Election Shares will be exchanged for the Cash Election Consideration, and (ii) a portion of the Stock Election Shares of each holder thereof will be exchanged for the Stock Election Consideration, with such portion being equal to the product obtained by multiplying the number of such holder’s Stock Election Shares by a fraction, the numerator of which is the Maximum Share Amount and the denominator of which is the Aggregate Stock Elections, with the remaining portion of such holder’s Stock Election Shares being exchanged for the Cash Election Consideration, (b) if the Aggregate Stock Elections is less than 4,112,752 (the “Minimum Share Amount” and the difference between the Minimum Share Amount, the “Shortfall Amount”), then (i) first, if the Shortfall Amount is smaller than or equal to the number of No Election Shares multiplied by 0.313 (the “No Election Share Amount”), then: (A) the Cash Election Shares will receive cash as they have chosen and will not be affected by the adjustment; and (B) the No Election Shares held by shareholders will be exchanged for the Stock Consideration equal to the product of (1) the number of No Election Shares of such holder and (2) a fraction, the numerator of which is the Shortfall Amount and the denominator of which is the No Election Share Amount, with the remaining portion of such holder’s No Election Shares receiving the Cash Consideration, and (ii) second, if the Shortfall Amount exceeds the No Election Share Amount, then (A) all No Election Shares will be exchanged for the Stock Consideration and (B) the Cash Election Shares held by shareholders will be exchanged for the Stock Election Consideration, with such portion being equal to the product of (x) the number of Cash Election Shares of such holder and (y) a fraction, the numerator of which is the amount by which the Shortfall Amount exceeds the No Election Share Amount, and the denominator of which is the product of the aggregate number of Cash Election Shares and the Stock Election Multiplier, with the remaining portion of such holder’s Cash Election Shares receiving the Cash Consideration, and (iii) if the Aggregate Stock Elections is (x) equal to the Maximum Share Amount, (y) less than the Maximum Share Amount but greater than the Minimum Share Amount, or (z) equal to the Minimum Share Amount, then (1) all Cash Election Shares and No Election Shares will be exchanged for the Cash Election Consideration and (2) all Stock Election Shares will be exchanged for the Stock Election Consideration.

In addition, pursuant to the Merger Agreement, at the First Effective Time:

•

each Company Option held by persons that would be considered employees of Parent as of immediately after the First Effective Time will be assumed by Parent and automatically converted into options to purchase shares of Parent Common Stock from Parent (“Parent Options”) on the same terms and conditions, except that (a) the Company Option will become fully vested at the First Effective Time (resulting Parent Options would therefore also be fully vested), (b) the number of shares of Parent Common Stock subject to such new option will be the number of shares of Company Common Stock underlying the Company Option multiplied by 0.313 (the “Option Exchange Ratio”), and (c) the strike price of each new Parent Option will be the strike price of the Company Option divided by the Option Exchange Ratio;

•

all other Company Options will fully vest and be cashed out at a price equal to (a) the difference between the Cash Election Consideration and the strike price of the Company Option, multiplied by (b) the number of shares of Company Common Stock underlying such Company Option. Any Company Option with an exercise price per share of Company Common Stock that is greater than or equal to the Cash Election Consideration shall be cancelled for no consideration immediately prior to the First Effective Time, and the holder of such Company Option shall have no further rights with respect thereto; and

•

each time-based restricted stock unit award in respect of a share of Company Common Stock granted under the Company’s 2015 Long Term Incentive Plan, the Company’s 2014 Stock Incentive Plan or otherwise that is outstanding immediately prior to the First Effective Time, shall fully vest as of immediately prior to the First Effective Time.

Conditions to Closing

The obligations of the Company, Parent and Merger Subs to consummate the Mergers are subject to the satisfaction or waiver of certain closing conditions, including, among other things: (a) effectiveness of the Form S-4 Registration Statement with respect to the shares of Parent Common Stock to be issued in connection with the Mergers and such shares being approved for listing on Nasdaq, subject to notice of issuance, (b) the absence of any law or order of any Governmental Entity having jurisdiction over a party to the Merger Agreement prohibiting or making illegal the consummation of the Merger, and (c) the approval of the Merger Agreement by a majority vote of the issued and outstanding shares of Company Common Stock.

The obligations of Parent and Merger Sub to consummate the Mergers are also subject to the satisfaction or waiver of certain closing conditions, including, among other things: (a) the representations and warranties made by the Company being true and correct, subject to various qualifications, (b) the Company having performed or complied in all material respects with the covenants and agreements contained in the Merger Agreement, (c) the receipt by Parent and Merger Sub of a certificate executed by the Company’s Chief Executive Officer or Chief Financial Officer confirming that the conditions precedent to Parent’s and Merger Subs’ obligations to consummate the Merger have been satisfied, and (d) there having been no effects that, individually or in the aggregate, have constituted or resulted in, or would reasonably be expected to constitute or result in, a Company Material Adverse Effect.

The obligations of the Company to consummate the Merger are also subject to the satisfaction or waiver of certain closing conditions, including, among other things: (a) the representations and warranties made by Parent and Merger Sub being true and correct, subject to various qualifications, (b) Parent and Merger Sub having performed or complied in all material respects with the covenants and agreements contained in the Merger Agreement, (c) the receipt by the Company of a certificate executed by Parent’s Chief Executive Officer or Chief Financial Officer confirming that the conditions precedent to the Company’s obligations to consummate the Merger have been satisfied, and (d) there having been no effects that, individually or in the aggregate, have constituted or resulted in, or would reasonably be expected to constitute or result in, a Parent Material Adverse Effect.

Representations, Warranties and Covenants

The Merger Agreement contains various customary representations, warranties of the Company, Parent and Merger Subs. Many of the representations made by the Company, Parent and Merger Subs are subject to and qualified by a Company Material Adverse Effect and/or knowledge of the Company standard or a Parent Material Adverse Effect and/or knowledge of Parent standard, as applicable.

The Company, Parent and Merger Subs have also made certain covenants in the Merger Agreement, including (a) covenants by the Company regarding the operation of its business and that of its Subsidiaries prior to the consummation of the transactions contemplated by the Merger Agreement, (b) covenants by Parent regarding the operation of its business and that of its Subsidiaries, including Merger Subs, prior to the consummation of the transactions contemplated by the Merger Agreement, and (c) a customary non-solicitation covenant prohibiting the Company from soliciting, providing non-public information in response to, or engaging in discussions or negotiations with respect to, proposals relating to alternative business combination transactions, except as permitted under the Merger Agreement. The Company, Parent and Merger Subs have agreed to take or cause to be taken all actions necessary, proper or advisable under any applicable Legal Requirements to consummate and make effective in the most expeditious manner possible the Mergers and the other transactions contemplated by the Merger Agreement.

Termination

The Merger Agreement may be terminated on or prior to the Closing Date by each of the Company and Parent under certain circumstances, including (a) by either the Company or Parent if the Mergers are not consummated by September 30, 2024 (except that a party will not be able to exercise such termination right if it or one of its Affiliates has materially contributed to the failure of the First Effective Time to have occurred on or before September 30, 2024), (b) by either the Company or Parent if a Relevant Legal Restraint permanently preventing, enjoying or making illegal the consummation of the Mergers has become final and non-appealable (except that a party will not be able to exercise such termination right if it has not used its reasonable best efforts to prevent or remove such Relevant Legal Restraint), (c) by the Company, at any time prior to obtaining the approval of the Merger Agreement and the transactions contemplated thereby by the Company’s shareholders in the event that (i) the Company Special Committee has authorized the Company to enter into a definitive agreement relating to a Company Superior Proposal in material compliance with certain obligations under the Merger Agreement, and (ii) substantially concurrently with the termination of the Merger Agreement, the Company enters into a definitive agreement relating to a Company Superior Proposal and pays Parent the Company Termination Fee (as described below).

Upon termination of the Merger Agreement under specified circumstances in order to enter into a Company Superior Proposal, the Company will be required to pay Parent a termination fee of $987,715.77 (the “Company Termination Fee”) in cash.

The foregoing description of the Merger Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 hereto and incorporated herein by reference.

The Merger Agreement, and the foregoing description of the Merger Agreement, have been included to provide investors and our shareholders with information regarding the terms of the Mergers. The assertions embodied in the representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement, were solely for the benefit of the parties to the Merger Agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by information in a confidential disclosure letter provided by the Company to Parent in connection with the signing of the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement were made as of a specified date, may be subject to a contractual standard of materiality different from what might be viewed as material to shareholders, or may have been used for the purpose of allocating risk between the parties to the Merger Agreement. Accordingly, the representations and warranties in the Merger Agreement should not be relied on by any persons as characterizations of the actual state of facts and circumstances about the Company, Parent or Merger Subs at the time they were made or otherwise, and information in the Merger Agreement should be considered in conjunction with the entirety of the factual disclosure about the Company in the Company’s public reports filed with the U.S. Securities and Exchange Commission (the “SEC”). Information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Voting Agreement

Concurrently with the execution and delivery of the Merger Agreement, Parent entered into a Voting and Support Agreement (the “Voting Agreement”) with each of (a) G. Troy Meier, (b) Annette Meier (c) Meier Family Holding Company, LLC, and (d) Meier Management Company, LLC (the “Covered Sellers”), who in the aggregate beneficially own shares of Company Common Stock representing approximately 40% of the voting power of the Company’s outstanding capital stock in the aggregate (the “Covered Shares”).

Under the Voting Agreement, the Covered Sellers agreed to, among other things, vote the Covered Shares in favor of the approval of the Merger Agreement and the transactions contemplated thereby, subject to the limitations set forth in the Voting Agreement. Each of the Covered Sellers’ respective obligations under the Voting Agreement will automatically terminate upon the earliest to occur of (a) the effective time of the Mergers, (b) the termination of the Merger Agreement in accordance with its terms, (c) the making of a Company Change in Recommendation by the Company Special Committee or the Company Board, or (d) any amendment, modification or waiver of any provision of the Merger Agreement that (i) diminishes the Merger Consideration, (ii) changes the form of the Merger Consideration, (iii) affects any other material terms of the Merger Agreement in a way that individually or in the aggregate is materially adverse to the Covered Sellers or (iv) extends the End Date under the Merger Agreement or imposes any additional conditions or obligations that would reasonably be expected to prevent or impede the consummation of the Mergers.

Item 8.01 Other Events.

On March 7, 2024, the Company issued a press release announcing its entry into the Merger Agreement with Parent and Merger Sub. A copy of this press release is furnished with this Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Important Information for Investors and Stockholders

This communication is being made in respect of the proposed transaction involving the Company and Parent. In connection with the proposed transaction, the Company intends to file the relevant materials with the SEC, including a joint proxy statement/prospectus that will form a part of a Registration Statement on Form S-4 (the Form S-4”) to be filed by Parent and a transaction statement on Schedule 13e-3 (the “Schedule 13e-3”). Promptly after filing the definitive joint proxy statement/prospectus with the SEC, the Company will mail the definitive joint proxy statement/prospectus and a proxy card to each stockholder of the Company entitled to vote at the special meeting relating to the proposed transaction. This communication is not a substitute for the Form S-4, the joint proxy statement/prospectus, the Schedule 13e-3 or any other document that the Company may file with the SEC or send to its stockholders in connection with the proposed transaction. The materials to be filed by the Company will be made available to the Company’s investors and stockholders at no expense to them and copies may be obtained free of charge on the Company’s website at www.sdpi.com/. In addition, all of those materials will be available at no charge on the SEC’s website at www.sec.gov. Investors and stockholders of the Company are urged to read the Form S-4, the joint proxy statement/prospectus, the Schedule 13e-3 and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed transaction because they contain important information about the Company, Parent and the proposed transaction.

The Company and its directors, executive officers, other members of its management and employees may be deemed to be participants in the solicitation of proxies of the Company stockholders in connection with the proposed transaction under SEC rules. Investors and stockholders may obtain more detailed information regarding the names, affiliations and interests of the Company’s executive officers and directors in the solicitation by reading the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, and its subsequent filings under the Securities Exchange Act of 1934, as amended, and the joint proxy statement/prospectus, the Schedule 13e-3 and other relevant materials that will be filed with the SEC in connection with the proposed transaction when they become available. Information concerning the interests of the Company’s participants in the solicitation, which may, in some cases, be different than those of the Company’s stockholders generally, will be set forth in the joint proxy statement/prospectus relating to the proposed transaction and the Schedule 13e-3 when they become available.

Forward-Looking Statements

All statements and assumptions in this communication that do not directly and exclusively relate to historical facts could be deemed “forward-looking statements.” Forward-looking statements are often identified by the use of words such as “anticipates,” “believes,” “estimates,” “expects,” “may,” “could,” “should,” “forecast,” “goal,” “intends,” “objective,” “plans,” “projects,” “strategy,” “target” and “will” and similar words and terms or variations of such. These statements represent current intentions, expectations, beliefs or projections, and no assurance can be given that the results described in such statements will be achieved. Forward-looking statements include, among other things, statements about the potential benefits of the proposed transaction; the prospective performance and outlook of the Company’s business, performance and opportunities; the ability of the parties to complete the proposed transaction and the expected timing of completion of the proposed transaction; as well as any assumptions underlying any of the foregoing. Such statements are subject to numerous assumptions, risks, uncertainties and other factors that could cause actual results to differ materially from those described in such statements, many of which are outside of the Company’s control. Important factors that could cause actual results to differ materially from those described in forward-looking statements include, but are not limited to, (i) the risk that the proposed transaction may not be completed in a timely manner or at all; (ii) the failure to receive, on a timely basis or otherwise, the required approvals of the proposed transaction by the Company’s shareholders; (iii) the possibility that any or all of the various conditions to the consummation of the proposed transaction may not be satisfied or waived, including the failure to receive any required regulatory approvals from any applicable governmental entities (or any conditions, limitations or restrictions placed on such approvals); (iv) the possibility that competing offers or acquisition proposals for the Company will be made; (v) the occurrence of any event, change or other circumstance that could give rise to the termination of the definitive transaction agreement relating to the proposed transaction, including in circumstances which would require the Company to pay a termination fee; (vi) the effect of the announcement or pendency of the proposed transaction on the Company’s ability to attract, motivate or retain key executives and employees, its ability to maintain relationships with its customers, suppliers and other business counterparties, or its operating results and business generally; (vii) risks related to the proposed transaction diverting management’s attention from the Company’s ongoing business operations; (viii) the amount of costs, fees and expenses related to the proposed transaction; (ix) the risk that the Company’s stock price may decline significantly if the Merger is not consummated; (x) the risk of shareholder litigation in connection with the proposed transaction, including resulting expense or delay; and (xi) other factors as set forth from time to time in the Company’s filings with the SEC, including its Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 2022, as may be updated or supplemented by any subsequent Quarterly Reports on Form 10-Q or other filings with the SEC. Readers are cautioned not to place undue reliance on such statements which speak only as of the date they are made. The Company does not undertake any obligation to update or release any revisions to any forward-looking statement or to report any events or circumstances after the date of this communication or to reflect the occurrence of unanticipated events except as required by law.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits. The following exhibits are furnished as part of this Current Report on Form 8-K:

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of March 6, 2024, by and among the Company, Parent, Merger Sub I and Merger Sub II

10.1	Voting Agreement dated as of March 6, 2024

99.1	Press Release, dated March 7, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERIOR DRILLING PRODUCTS, INC.

March 7, 2024	By:	/s/ Christopher Cashion
	Name:	Christopher Cashion
	Title:	Chief Financial Officer